Exhibit 99.1

               BULL RUN CORPORATION ANNOUNCES FISCAL YEAR RESULTS

    ATLANTA, Nov. 9 /PRNewswire-FirstCall/ -- Bull Run Corporation (OTC: BULL) announced today that for the fiscal year ended August 31, 2005, revenues increased nearly 11% over the prior year and the Company generated operating income of $1.7 million compared to a loss from operations of $(2.7) million in the prior year. Current year results included approximately $(0.8) million of expenses incurred in connection with the Company's planned merger with Triple Crown Media, Inc., and the prior year results include a $(4.2) million intangibles impairment charge. The net loss available to common stockholders was approximately $(5.3) million for the fiscal year ended August 31, 2005 compared to $(16.9) million in the prior year, including losses from discontinued operations of approximately $(0.1) million and $(7.5) million, respectively.

    The Company's collegiate sports marketing business, its largest segment in terms of revenue, is seasonal. As a result, a proportionately low amount of revenue is generated by the Company in the fourth quarter of the Company's fiscal year. Revenues for the fourth quarter of the fiscal year ended August 31, 2005 were approximately $7.8 million compared to $7.2 million for the fourth quarter of the prior year. The operating loss for the fourth quarter, including approximately $(0.7) million of merger-related expenses, was approximately $(2.1) million, compared to an operating loss of $(1.6) million for the fourth quarter of the prior year.

    "We are very pleased with the significant improvement in our operating business this past year under the leadership of Tom Stultz," said Robert S. Prather, Jr., President and CEO of Bull Run. "We believe that eliminating the loss-producing segment a year ago and focusing on the core, historically-profitable collegiate marketing and association management businesses has been a successful strategy."

    In August 2005, Bull Run announced its intention to merge with Triple Crown Media, Inc. Following the merger, Triple Crown Media would be comprised of Bull Run's collegiate marketing and association management businesses, and the newspaper publishing business and Graylink Wireless business currently operated by Gray Television, Inc. The merger, which is subject to certain closing conditions, including an affirmative vote by Bull Run's shareholders, is expected to be completed by the first quarter of 2006.

    Thomas J. Stultz, President and CEO of Bull Run's operating subsidiary, Host Communications, Inc., commented, "We made some incredible strides this year, from the reestablishment of key business relationships, to an important 10-year contract extension with the University of Kentucky for multi-media marketing rights, to contract extensions with all of our association clients and the addition of a new association client. We are extremely excited to combine the growth potential of the core businesses of Host together with the newspaper publishing and wireless businesses of Gray under Triple Crown Media." Stultz, who formerly managed the newspaper publishing business at Gray, will become President and CEO of Triple Crown Media upon completion of the merger.

    Bull Run, through its wholly-owned operating company, Host Communications, Inc., provides comprehensive sales, marketing, multimedia, special event and convention/hospitality services to NCAA Division I universities and conferences and national/global associations. Bull Run's common stock is quoted on the Pink Sheets (www.pinksheets.com) centralized quotation service for OTC securities under the symbol "BULL.PK". Additional company information and stock quotes are available on the Company's corporate web site at www.bullruncorp.com.

    Forward-Looking Statements - Except for the historical information contained herein, information set forth in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the completion of the proposed merger with Triple Crown Media. Words such as "expects," "anticipates," "intends,' "plans," "believes," "estimates," and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, the following: the ability of Bull Run to complete the merger with Triple Crown Media, the ability to refinance the outstanding indebtedness of Bull Run and Triple Crown Media and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

    Investors and security holders are urged to read the Registration Statement on Form S-4 and the Information Statement/Proxy Statement/Prospectus included within the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and any other relevant documents to be filed with the Securities and Exchange Commission in connection with the proposed merger with Triple Crown Media, because they will contain important information about Gray Television, Inc., Triple Crown Media, Inc., Bull Run Corporation and the proposed transaction.

    Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the information statement/proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Bull Run, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319,
Attention: Investor Relations ((704) 602-3107).

    The directors, executive officers, and certain other members of management of Bull Run may be soliciting proxies in favor of the transaction from the company's shareholders. For information about Bull Run's directors, executive officers and members of management, shareholders are asked to refer to Bull Run's Annual Report on Form 10-K for the year ended August 31, 2005, which is available on its web site and at the address provided in the preceding paragraph. Additional information regarding the interests of such potential participants is included in the Registration Statement on Form S-4, the Information Statement/Proxy Statement/Prospectus contained therein and other relevant documents filed with the SEC.

    Summarized financial results for each of the three months and years ended August 31, 2005 and 2004 follow:

                              BULL RUN CORPORATION
                        Comparative Results of Operations
                    (in thousands, except per share amounts)

                                              Three Months Ended              Year Ended
                                                  August 31,                  August 31,
                                           ------------------------    ------------------------
                                              2005          2004          2005          2004
                                           ----------    ----------    ----------    ----------
Revenue from services rendered             $    7,821    $    7,168    $   61,879    $   55,779
Operating costs and expenses:
   Direct operating costs for services
    rendered                                    4,316         3,670        40,776        35,699
   Selling, general and administrative          4,752         4,784        17,966        18,220
   Costs incurred in connection with
    proposed merger                               661                         766
   Amortization and impairment of
    acquisition intangibles                       180           314           718         4,554
                                                9,909         8,768        60,226        58,473
      Operating income (loss)                  (2,088)       (1,600)        1,653        (2,694)

Net change in value of derivative
 instrument                                                     347           412         1,294
Debt issue cost amortization                      190          (293)         (760)       (1,171)
Interest and other, net                        (1,620)       (1,162)       (6,446)       (4,566)
    Loss from continuing operations            (3,518)       (2,708)       (5,141)       (7,137)

Discontinued operations                          (157)       (2,755)         (149)       (7,474)
    Net loss                                   (3,675)       (5,463)       (5,290)      (14,611)

Preferred dividends                                            (579)                     (2,237)
    Net loss available to common
      stockholders                         $   (3,675)   $   (6,042)   $   (5,290)   $  (16,848)

Earnings (loss) per share available
 to common stockholders,
 basic and diluted:
Continuing operations                      $    (0.51)   $    (0.65)   $    (0.79)   $    (2.01)
Discontinued operations                         (0.02)        (0.55)        (0.02)        (1.60)
                                           $    (0.53)   $    (1.20)   $    (0.81)   $    (3.61)

Weighted average number of common
 shares outstanding:
   Basic and diluted                            6,890         5,034         6,505         4,668

SOURCE  Bull Run Corporation
    -0-                             11/09/2005
    /CONTACT: Robert S. Prather, Jr., President & Chief Executive Officer, +1-404-266-8333, or Frederick J. Erickson, VP-Finance & Chief Financial Officer, +1-859-226-4376, both of Bull Run Corporation; or Thomas J. Stultz, President & Chief Executive Officer of Host Communications, Inc.,
+1-859-226-4356/
    /Web site:  http://www.bullruncorp.com/
    (BULL)